UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

January 5, 2021
Date of Report (Date of earliest event reported)

RAVEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

SD	001-07982		46-0246171
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

205 East 6th Street, P.O. Box 5107	Sioux Falls,	SD	57117-5107
(Address of principal executive offices)			(Zip Code)

(605) 336-2750
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	RAVN	Nasdaq	Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02. Departure of Directors or Certain Officers, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 8, 2021, Raven Industries, Inc. (the "Company") announced that Brian E. Meyer, the Company's Division Vice President and General Manager for Applied Technology, is no longer employed by the Company. In connection with the termination of Mr. Meyer's employment on January 5, 2021, he was offered a cash separation payment equal to five months of his base salary. The separation benefit is contingent upon Mr. Meyer signing and not rescinding a release of claims and complying with certain post-termination covenants, including a two-year non-competition and non-solicitation agreement.

Scott W. Wickersham, current Division Vice President and General Manager of Aerostar, will become Division Vice President and General Manager for Engineered Films on February 1, 2021. The Company previously announced that Mr. Meyer would become Division Vice President and General Manager for Engineered Films.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAVEN INDUSTRIES, INC.
/s/ Lee A. Magnuson
Lee A. Magnuson
General Counsel & Vice President, Corporate Secretary

Dated: January 8, 2021